Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

August 7, 2018

Riviera Resources, Inc.

600 Travis Street

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Riviera Resources, Inc., to be filed on or about August 7, 2018, of references to DeGolyer and MacNaughton as independent petroleum engineers and to the inclusion of information taken from the report listed below contained in the Registration Statement on Form S-1 (File No. 333-225927), initially filed by Riviera Resources, LLC with the United States Securities and Exchange Commission on June 27, 2018 (as amended, the “S-1”):

•	Report as of December 31, 2017 on Reserves and Revenue of Certain Properties owned by Roan Resources, LLC.

We further consent to the incorporation by reference in the Registration Statement of our report of third party dated February 14, 2018, filed as Exhibit 99.2 to the S-1.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716